CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-269884 on Form S-6 of our report dated April 4, 2023, relating to the financial statement of FT 10654, comprising S&P MidCap 400 Dividend Aristocrats 25 Port. 2Q '23 (S&P MidCap 400 Dividend Aristocrats 25 Portfolio 2nd Quarter 2023 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 4, 2023